Exhibit 10.2

Amendment to Amended and Restated

Employment Agreement

THIS AMENDMENT, dated as of December 18, 2009, is to the Amended and Restated Employment Agreement dated as of June 17, 2008 (the “Employment Agreement”) by and between Peoples State Bank, Wausau, Wisconsin (the “Bank”) and Scott M. Cattanach (“Mr. Cattanach”).  All capitalized terms used herein which are not otherwise defined have the same meaning as in the Employment Agreement.

WITNESSETH:

WHEREAS, the Employment Agreement contains a definition of Change of Control that erroneously differs from the Change of Control definition contain in an Amended and Restated Change of Control Severance Agreement for Mr. Heier entered into on the same date as the Employment Agreement; and

WHEREAS, the Employment Agreement also contains a definition of Change of Control that differs from the Change of Control definition used in the Restricted Stock Agreements of PSB Holdings; Inc., the parent company of the Bank.

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.

New Paragraph 8(e)(iii).  Paragraph 8(e)(iii) of the Employment Agreement is deleted in its entirety, and the following is substituted therefore:

(iii)  the occurrence of a transaction resulting in the acquisition of PSB or the Bank by an entity other than PSB or a 50% or more owned subsidiary of PSB through purchase of assets, or by merger, consolidation or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, PSB’s shareholders immediately prior to the transaction, either directly or indirectly, own at least 60% of the combined voting power of the surviving entity’s then outstanding securities with respect to the election of the directors of such entity in roughly the same proportions as prior to the transaction; or

2.

Full Force and Effect.  As amended by this Amendment, the Employment Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Bank and Mr. Cattanach have caused this Amendment to be executed as of the date first written above.

PEOPLES STATE BANK

By:  PATRICK L. CROOKS

SCOTT M. CATTANACH

        Patrick L. Crooks

Scott M. Cattanach

        Chairman of the Board